                                                                    Exhibit 99.1

Aspect Medical Systems, Inc.
Page 1 of 6


FOR FURTHER INFORMATION:


AT THE COMPANY:          AT THE FINANCIAL RELATIONS BOARD:
J. Neal Armstrong        George Zagoudis     Diane Hettwer       Tim Grace
Vice President & CFO     General Inquiries   Analyst Inquiries   Media Inquiries
(617) 559-7162           (312) 640-6663      (312) 640-6753      (312) 640-6775


FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 21, 2003

                 ASPECT MEDICAL SYSTEMS, INC. OPERATING RESULTS
                   FOR THIRD QUARTER ENDED SEPTEMBER 27, 2003

                            HIGHLIGHTS OF THE QUARTER

-    Worldwide revenue increased 12% vs. Q3 2002
-    Worldwide sensor revenue increased 9% vs. Q3 2002
-    Gross profit margin percentage increased to 75.3% compared to 72.0% in Q3
     2002
-    Net loss declined by 59% compared to the net loss in Q3 2002
-    Worldwide BIS module revenue increased by 166% compared to Q3 2002

NEWTON, MASS., OCTOBER 21, 2003--ASPECT MEDICAL SYSTEMS, INC. (NASDAQ: ASPM), reported today that revenue was $11.2 million for the third quarter of 2003, an increase of 12% over revenue of $10.0 million in the third quarter of 2002, and $32.0 million for the first nine months, an increase of 8% over revenue of $29.7 million in the first nine months of 2002.

Net loss for the quarter decreased to $1.4 million, or $0.07 per share on 19.4 million basic and diluted shares outstanding, as compared to a net loss of $3.4 million, or $0.18 per share on 18.7 million basic and diluted shares outstanding in the third quarter of 2002. Net loss for the first nine months decreased to $5.7 million, or $0.29 per share on 19.4 million basic and diluted shares outstanding, as compared to a net loss of $11.8 million, or $0.65 per share on
18.1 million basic and diluted shares outstanding in the first nine months of 2002.

"We are pleased with the 12% growth in worldwide revenue in the third quarter of 2003 over the comparable period last year," said Nassib Chamoun, president and chief executive officer. "Our revenue growth during the quarter reflects our progress in the transition from monitors to OEM module placements, as more than 50% of our end-user placements were OEM modules as compared to monitors. Also, we continued to make progress towards our goal of profitability. Improved gross margins and lower operating expenses resulting from our focus on cost control contributed to a $2 million reduction in our net loss. In addition, within the last several weeks we reached several critical milestones. The results of several prospective multi-center clinical trials to assess the incidence of surgical awareness, with recall, and to evaluate the ability of BIS monitoring to reduce the incidence of awareness, were made public and presented at the recent Annual Meeting of the American Society of Anesthesiologists.

Aspect Medical Systems, Inc.
Page 2 of 6

Based on these studies, on October 10th Aspect received FDA 510(k) clearance for a new indication for use for BIS monitoring related to reducing the risk of intraoperative awareness with recall in adult patients undergoing general anesthesia and sedation. Over time, we believe that the findings from these studies will become important catalysts for accelerating the adoption of BIS monitoring."

REVENUE ANALYSIS - (SEE ATTACHED CONSOLIDATED REVENUE DATA)

Domestic revenue was $9.2 million for the third quarter and $25.8 million for the first nine months of 2003, an increase of 11% and 5%, respectively, as a result of higher revenue from sensors, monitors and modules in the third quarter and sensors, modules and other equipment for the nine months. The combination of a 9% increase in the sensor average unit price and a 2% decrease in sensor unit volume, accounted for the 7% increase in sensor revenue in Q3 2003 from Q3 2002. On a quarter over quarter comparison, monitor revenue increased due to a 23% increase in the monitor average unit price on comparable volume.

International revenue was $2.0 million for the third quarter and $6.2 million for the first nine months of 2003, an increase of 18% and 23%, respectively, over comparable periods in the prior year, as a result of higher revenue from sensors and modules in both the three and nine month periods. The combination of a 4% increase in the sensor average unit price and a 31% increase in sensor unit volume, accounted for the 36% increase in sensor revenue in Q3 2003 from Q3 2002. The decrease in monitor revenue for the first nine months of 2003 as compared to the first nine months of 2002 resulted from a 28% decrease in unit volume as a result of the Company's Japanese distributor's decision not to purchase monitors in the first nine months of 2003, pending approval of our latest generation XP technology by the Japanese Ministry of Health, Labor, and Welfare. Exclusive of Japan, monitor volume increased by 11% in the first nine months of 2003 as compared to the first nine months of 2002.

LIQUIDITY AND CAPITAL RESOURCES

At September 27, 2003, the Company had cash, cash equivalents and marketable securities of $31.4 million, stockholders' equity of $31.4 million and total debt of $1.4 million. At December 31, 2002, the Company had cash, cash equivalents and marketable securities of $36.9 million, stockholders' equity of $36.8 million and total debt of $1.9 million.

OUTLOOK FOR THE FOURTH QUARTER ENDING DECEMBER 31, 2003

The Company believes that revenue will be within a range of $10.5 million to $11.5 million during the fourth quarter of 2003 and the net loss per share will be within a range of $0.09 and $0.13.

CONFERENCE CALL SET FOR 10AM ET TODAY

Aspect will hold a conference call to discuss third quarter results and management's outlook for the fourth fiscal quarter of 2003 at 10:00 a.m. Eastern Time today, Tuesday, October 21, 2003. The call can be accessed live by dialing 888-896-0863 or 973-935-8507, or access the webcast at
http://www.aspectmedical.com on the Investor page or http://ccbn.com. It also will be available for replay from October 21, 2003, until October 28, 2003, by dialing 877-519-4471 or 973-341-3080, access code 4236818. The webcast replay will also be available on Aspect's website at http://www.aspectmedical.com on the news releases page under investor information.

Aspect Medical Systems, Inc.
Page 3 of 6

ABOUT THE COMPANY

Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company's Bispectral Index (BIS) technology has been used to assess more than 7.5 million patients and has been the subject of approximately 1,350 published articles and abstracts. BIS technology is installed in approximately 31 percent of all domestic operating rooms and is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.

SAFE HARBOR STATEMENT

Certain statements in this release are forward-looking and may involve risks and uncertainties, including statements with respect to the Company's expected results of operations for future periods, the worldwide market acceptance of the Company's products, the transition from monitors to modules and expectations with respect to purchases in Japan. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to achieve widespread market acceptance of its BIS monitoring technology or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA, and also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products, including regulatory approval of its XP technology in Japan. In addition, the Company has limited sales and marketing experience both in the U.S. and internationally and if it is unable to develop and implement a successful sales and marketing strategy, including with respect to its own sales force, domestic and international distributors, original equipment manufacturers and other direct and indirect sales channels, it will not be able to generate meaningful product revenue. In addition, the Company's ability to become and remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not be profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of surgical awareness during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company's actual results to vary from its forward-looking statements, including without limitation those set forth under the heading "Factors Affecting Future Operating Results" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003, as filed with the Securities and Exchange Commission.

In addition, the statements in this press release represent the Company's expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's expectations or beliefs as of any date subsequent to the date of this press release.

         FOR FURTHER INFORMATION REGARDING ASPECT MEDICAL SYSTEMS, INC., VISIT THE ASPECT MEDICAL SYSTEMS, INC. WEBSITE AT www.aspectmedical.com


                          ...FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.
Page 4 of 6


                          ASPECT MEDICAL SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                           Three Months Ended           Nine Months Ended
                                     ----------------------------  -----------------------------
                                     September 27,  September 28,  September 27,   September 28,
                                         2003           2002           2003           2002
                                     -------------  -------------  -------------   -------------
                                     (Unaudited)     (Unaudited)    (Unaudited)    (Unuadited)

Revenue                                $ 11,189       $  9,995       $ 32,025       $ 29,733
Costs of revenue                          2,761          2,803          8,027          9,345
                                       --------       --------       --------       --------
Gross profit margin                       8,428          7,192         23,998         20,388

% of revenue                               75.3%          72.0%          74.9%          68.6%

Operating expenses:
   Research and development               1,626          1,886          5,370          5,849
   Sales and marketing                    6,286          6,981         18,528         21,295
   General and administrative             2,070          1,960          6,352          5,744
                                       --------       --------       --------       --------
      Total operating expenses            9,982         10,827         30,250         32,888
                                       --------       --------       --------       --------

Loss from operations                     (1,554)        (3,635)        (6,252)       (12,500)

Interest income                             215            290            702            918
Interest expense                            (48)           (61)          (156)          (185)
                                       --------       --------       --------       --------
Net loss                               $ (1,387)      $ (3,406)      $ (5,706)      $(11,767)
                                       ========       ========       ========       ========

Net loss per share:
   Basic and diluted                  $   (0.07)      $  (0.18)      $  (0.29)      $  (0.65)

Shares used in computing net
   loss per share:
   Basic and diluted                   19,420.7       18,733.3       19,399.0       18,073.0

Aspect Medical Systems, Inc.
Page 5 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                            CONSOLIDATED REVENUE DATA

                       (IN THOUSANDS EXCEPT UNIT AMOUNTS)

                                           Three Months Ended                            Nine Months Ended
                               ----------------------------------------      -----------------------------------------
                               September 27,   September 28,        %        September 27,   September 28,        %
                                   2003            2002          Change         2003             2002           Change
                               -------------   -------------     ------      -------------   -------------      ------
                                (Unaudited)     (Unaudited)                   (Unaudited)     (Unaudited)
WORLDWIDE
   Sensors                        $ 7,520         $6,883            9%          $21,736         $19,741           10%

      Monitors                      1,741          1,601            9%            5,013           6,171          (19%)
      Modules                       1,056            397          166%            2,592           1,113          133%
      Other Equipment                 872          1,114          (22%)           2,684           2,708           (1%)
                                  -------         ------                        -------         -------
   Equipment                        3,669          3,112           18%           10,289           9,992            3%
                                  -------         ------                        -------         -------
      Total Worldwide             $11,189         $9,995           12%          $32,025         $29,733            8%
                                  =======         ======                        =======         =======

DOMESTIC
   Sensors                        $ 6,786         $6,344            7%          $19,447         $18,364            6%

      Monitors                      1,392          1,171           19%            3,623           3,976           (9%)
      Modules                         242             19           NM               502             277           81%
      Other Equipment                 800            791            1%            2,266           2,078            9%
                                  -------         ------                        -------         -------
   Equipment                        2,434          1,981           23%            6,391           6,331            1%
                                  -------         ------                        -------         -------
      Total Domestic              $ 9,220         $8,325           11%          $25,838         $24,695            5%
                                  =======         ======                        =======         =======

INTERNATIONAL
   Sensors                        $   734         $  539           36%          $ 2,289         $ 1,377           66%

      Monitors                        349            430          (19%)           1,390           2,195          (37%)
      Modules                         814            378          115%            2,090             836          150%
      Other Equipment                  72            323          (78%)             418             630          (34%)
                                  -------         ------                        -------         -------
   Equipment                        1,235          1,131            9%            3,898           3,661            6%
                                  -------         ------                        -------         -------
      Total International         $ 1,969         $1,670           18%          $ 6,187         $ 5,038           23%
                                  =======         ======                        =======         =======


                                                     CONSOLIDATED UNIT ANALYSIS

WORLDWIDE
   Sensors                        543,000        532,000            2%        1,609,000       1,530,000            5%
   Monitors                           342            339            1%              993           1,378          (28%)
   Modules (a)                        740            294          152%            1,758             827          113%
   Installed Base (b)                                                            18,652          15,457           21%

DOMESTIC
   Sensors                        459,000        468,000           (2%)       1,342,000       1,356,000           (1%)
   Monitors                           222            229           (3%)             575             800          (28%)
   Modules (a)                        202             24          742%              378             134          182%
   Installed Base (b)                                                            12,373          10,785           15%

INTERNATIONAL
   Sensors                         84,000         64,000           31%          267,000         174,000           53%
   Monitors                           120            110            9%              418             578          (28%)
   Modules (a)                        538            270           99%            1,380             693           99%
   Installed Base (b)                                                             6,279           4,672           34%


(a)  Represents module shipments to OEM customers
(b)  Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.
Page 6 of 6


                          ASPECT MEDICAL SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                           September 27,     December 31,
                                                               2003              2002
                                                           -------------    ------------
                                                            (Unaudited)      (Unaudited)
ASSETS
Current assets:
   Cash, cash equivalents and marketable securities           $31,425         $36,865
   Accounts receivable, net                                     5,321           4,666
   Current portion of investment in sales-type leases           1,818           1,859
   Inventory, net                                               1,634           2,334
   Other current assets                                         1,706           1,319
                                                              -------         -------
           Total current assets                                41,904          47,043

Property and equipment, net                                     3,057           4,121
Long-term investment in sales-type leases                       2,451           2,283
Other long-term assets                                            750           1,033
                                                              -------         -------
           Total assets                                       $48,162         $54,480
                                                              =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                          $   756         $   887
   Accounts payable and accrued liabilities                     8,614           8,374
   Deferred revenue                                               954           1,048
                                                              -------         -------
           Total current liabilities                           10,324          10,309

Long-term portion of deferred revenue                           5,754           6,359
Long-term debt                                                    675           1,015
Stockholders' equity                                           31,409          36,797
                                                              -------         -------
           Total liabilities and stockholders' equity         $48,162         $54,480
                                                              =======         =======



                                      -end-